INVESTMENT ADVISORY AGREEMENT

      INVESTMENT ADVISORY AGREEMENT made as of December 18, 2006, by and between Highland Capital Management, L.P., a Delaware limited partnership (the "Manager"), and Highland Floating Rate Advantage Fund, a Massachusetts business trust (the "Fund").
      WHEREAS, the Fund is engaged in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and periodically offers to repurchase its shares in conformity with the provisions of Rule 23c-3 under the 1940 Act, which funds are generally referred to as "interval funds"; and
      WHEREAS the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;
      NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:
      SECTION 1.	Appointment of Manager.
      The Fund hereby appoints the Manager to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
      SECTION 2.	Duties of Manager.
      The Manager, at its own expense, shall furnish the following services and facilities to the Fund:
      (a)	Investment Program.  The Manager shall
(i) furnish continuously an investment program for the
Fund, (ii) determine (subject to the overall supervision
and review of the Board of Trustees of the Fund) what
investments shall be purchased, held, sold or exchanged by
the Fund and what portion, if any, of the assets of the
Fund shall be held uninvested, and (iii) make changes in
the investments of the Fund.  The Manager also shall
manage, supervise and conduct the other affairs and
business of the Fund and matters incidental thereto,
subject always to the control of the Board of Trustees of
the Fund, and to the provisions of the organizational
documents of the Fund, the Registration Statement of the
Fund and its securities, including the Prospectus and
Statement of Additional Information, and the 1940 Act, in
each case as from time to time amended and in effect.
Subject to the foregoing, the Manager shall have the
authority to engage one or more sub-advisers in connection
with the management of the Fund, which sub-advisers may be affiliates of the Manager.
      (b)	Office Space and Facilities.  The Manager shall
furnish the Fund office space in the offices of the
Manager, or in such other place or places as may be agreed
upon from time to time, and all necessary office
facilities, simple business equipment, supplies, utilities
and telephone service for managing the affairs and
investments of the Fund.
      (c)	Administrative Services.  The Manager shall
supervise the business and affairs of the Fund and shall provide such services and facilities as may be required for the effective administration of the Fund as are not provided by employees or other agents engaged by the Fund, provided that the Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate
agreement or arrangement between the Fund and the Manager,
or an affiliate of the Manager, or any third-party
administrator.
      (d)	Fidelity Bond.  The Manager shall arrange for
providing and maintaining a bond issued by a reputable
insurance company authorized to do business in the place
where the bond is issued against larceny and embezzlement
covering each officer and employee of the Fund who may
singly or jointly with others have access to funds or
securities of the Fund, with direct or indirect authority
to draw upon such funds or to direct generally the
disposition of such funds.  The bond shall be in such
reasonable amount as a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940
Act, shall determine, with due consideration given to the
aggregate assets of the Fund to which any such officer or
employee may have access.  The premium for the bond shall
be payable by the Fund in accordance with Section 3(m).
      (e)	Portfolio Transactions.  The Manager shall place
all orders for the purchase and sale of portfolio
securities for the account of the Fund with brokers or
dealers selected by the Manager, although the Fund will pay
the actual brokerage commissions on portfolio transactions
in accordance with Section 3(d).
            In placing portfolio transactions for the Fund,
it is recognized that the Manager will give primary
consideration to securing the most favorable price and
efficient execution.  Consistent with this policy, the
Manager may consider the financial responsibility, research
and investment information and other services provided by
brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party.  It is understood that neither
the Fund nor the Manager has adopted a formula for
allocation of the Fund's investment transaction business.
It is also understood that it is desirable for the Fund
that the Manager have access to supplemental investment and
market research and security and economic analysis provided
by brokers who may execute brokerage transactions at a
higher cost to the Fund than would otherwise result when
allocating brokerage transactions to other brokers on the
basis of seeking the most favorable price and efficient
execution.  Therefore, the Manager is authorized to place
orders for the purchase and sale of securities for the Fund
with such brokers, subject to review by the Fund's Board of
Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or
beneficial to the Manager in connection with its services
to other clients.
            On occasions when the Manager deems the purchase
or sale of a security to be in the best interest of the
Fund as well as other clients, the Manager, to the extent
permitted by applicable laws and regulations, may, but
shall be under no obligation to, aggregate the securities
to be so sold or purchased in order to obtain the most
favorable price or lower brokerage commissions and
efficient execution.  In such event, allocation of the
securities so purchased or sold, as well as the expenses
incurred in the transaction, will be made by the Manager in
the manner it considers to be the most equitable and
consistent with its fiduciary obligations to the Fund and
to such other clients.
      SECTION 3.	Allocation of Expense.
      Except for the services and facilities to be provided by
the Manager as set forth in Section 2 above, the Fund assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. Unless the Prospectus or Statement of Additional Information of the Fund provides otherwise, the expenses to be borne by the Fund shall include, without
limitation:
      (a)	all expenses of organizing the Fund;
      (b)	the charges and expenses of (i) any registrar,
stock transfer or dividend disbursing agent, shareholder
servicing agent, custodian or depository appointed by the
Fund for the safekeeping of its cash, portfolio securities
and other property, including the costs of servicing
shareholder investment accounts and bookkeeping, accounting
and pricing services, provided to the Fund (other than
those utilized by the Manager in providing the services
described in Section 2), (ii) any agent engaged for the
purposes of conducting auctions with respect to the Fund's
taxable auction rate preferred stock, if any shall be
issued, (iii) any institution serving as trustee with
respect to the Fund's Senior Extendible Notes, and
(iv) fees of any stock exchange or any rating agency
responsible for rating outstanding securities of the Fund;
      (c)	the charges and expenses of bookkeeping,
accounting and auditors;
      (d)	brokerage commissions and other costs incurred in
connection with transactions in the portfolio securities of
the Fund, including any portion of such commissions
attributable to brokerage and research services as defined
in Section 28(e) of the Securities Exchange Act of 1934;
      (e)	taxes, including issuance and transfer taxes, and
registration, filing or other fees payable by the Fund to
federal, state or other governmental agencies;
      (f)	expenses, including the cost of printing
certificates, relating to the issuance of shares of the
Fund;
      (g)	expenses involved in registering and maintaining
registrations of the Fund and of its securities with the
Securities and Exchange Commission and various states and
other jurisdictions, including reimbursement of actual
expenses incurred by the Manager or others in performing
such functions for the Fund, and including compensation of
persons who are employees of the Manager, in proportion to
the relative time spent on such matters;
      (h)	expenses of shareholders' and trustees' meetings,
including meetings of committees, and of preparing,
printing and mailing proxy statements, quarterly reports,
semi-annual reports, annual reports and other
communications to existing shareholders;
      (i)	expenses of preparing and printing prospectuses
and marketing materials;
      (j)	compensation and expenses of trustees who are not
affiliated with the Manager;
      (k)	charges and expenses of legal counsel in
connection with matters relating to the Fund, including,
without limitation, legal services rendered in connection
with the Fund's trust and financial structure and relations
with its shareholders, issuance of shares of the Fund and registration and qualification of shares under federal, state and other laws;
      (l)	the cost and expense of maintaining the books and
records of the Fund, including general ledger accounting;
      (m)	insurance premiums on fidelity, errors and
omissions and other coverages, including the expense of
obtaining and maintaining a fidelity bond as required by
Section 17(g) of the 1940 Act which may also cover the
Manager;
      (n)	expenses incurred in obtaining and maintaining
any surety bond or similar coverage with respect to
securities of the Fund;
      (o)	interest payable on Fund borrowings;
      (p)	such other non-recurring expenses of the Fund as
may arise, including expenses of actions, suits or
proceedings to which the Fund is a party and expenses
resulting from the legal obligation which the Fund may have
to provide indemnity with respect thereto;
      (q)	expenses and fees reasonably incidental to any of
the foregoing specifically identified expenses; and
      (r)	all other expenses permitted by the Prospectus
and Statement of Additional Information of the Fund as
being paid by the Fund.
      SECTION 4.	Investment Advisory Fee.
      In return for its investment advisory services, the Fund
will pay the Manager a monthly fee, computed and accrued daily, based on an annual rate of 0.65% of the Average Daily Managed
Assets of the Fund for the first one billion dollars ($1,000,000,000), 0.60% of the Average Daily Managed Assets of
the Fund for the next one billion dollars ($1,000,000,000), and
0.55% of the Average Daily Managed Assets of the Fund over two billion dollars ($2,000,000,000). "Average Daily Managed
Assets" of the Fund shall mean the average daily value of the total assets of the Fund less all accrued liabilities of the
Fund (other than the aggregate amount of any outstanding
borrowings constituting financial leverage).  The Manager may waive a portion of its fees.  If this Agreement becomes
effective subsequent to the first day of a month or shall
terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the
calculation of the fees payable on a monthly basis.  Subject to the provisions of Section 5 below, the accrued fees will be
payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.  Operating
expenses shall not include brokerage, interest, taxes, deferred organization expenses and extraordinary expenses, if any.
      SECTION 5.	Reimbursements.
      The parties agree that they may negotiate from time to time for the Manager to reimburse certain costs and expenses of the
Fund. If such an agreement is in effect, the determination of whether reimbursement for such costs and expenses is due the
Fund from the Manager will be made on an accrual basis once
monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the Fund to the Manager pursuant to Section 4 hereof, and the amount to be paid by the Manager to the Fund as soon as is practicable at the end of a fiscal year of the Fund shall be equal to the difference between the aggregate reimbursement due the Fund from the Manager for that fiscal year and the aggregate offsets made by the Fund against the aggregate investment advisory fees payable to the Manager pursuant to Section 4
hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing limitation on reimbursement of costs and expenses shall exclude interest, taxes, brokers'
charges and expenses, extraordinary costs and expenses (as
determined by the Board in its exercise of its business
judgment), and, if payable by the Fund, the costs and expenses incident to the public offering or private placement of securities of the Fund, including debt securities.
      SECTION 6.	Relations with Fund.
      Subject to and in accordance with the organizational
documents of the Manager and the Fund, as well as their policies and procedures and codes of ethics, it is understood that
Trustees, officers, agents and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or otherwise, that partners, officers and agents of the Manager (or any successor thereof) are or may be interested in the Fund as Trustees, officers, agents, shareholders or otherwise, and that the Manager (or any such successor thereof) is or may be interested in the Fund as a shareholder or otherwise.
      SECTION 7.	Liability of Manager.
      The Manager shall not be liable to the Fund for any error
of judgment or mistake of law or for any loss suffered by the
Fund in connection with the matters to which this Agreement
relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be
subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any trustee or officer of the Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties.
      SECTION 8.	Duration and Termination of this Agreement.
      (a)	Duration.  This Agreement shall become effective on
the date first set forth above, such date being the date on
which this Agreement has been executed following (1) the
approval of the Board of Trustees of the Fund, including
approval by a vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Manager or the Fund, cast in person at a meeting called for the purpose of voting on such approval and (2) the approval by a "vote of a majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act and the rules thereunder). Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement.  Subsequent to such
initial period of effectiveness, this Agreement shall continue in full force and effect, subject to Section 8(c), for
successive one-year periods so long as such continuance is
approved at least annually (a) by either the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, and (b) in either event, by the vote of a majority of the trustees of the Fund who are not parties to this
Agreement or "interested persons" (as defined in the 1940 Act)
of any such party, cast in person at a meeting called for the purpose of voting on such approval.
      (b)	Amendment.  No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class.
      (c)	Termination.  This Agreement may be terminated at any
time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, or by the Manager, in each case on not more than sixty (60)
days' nor less than thirty (30) days' prior written notice to the other party.
      (d)	Automatic Termination.  This Agreement shall
automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).
      SECTION 9.	Services Not Exclusive.
      The services of the Manager to the Fund hereunder are not
to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby. In addition, the parties may enter into agreements pursuant to which the Manager provides administrative or other non-investment advisory services to the Fund, and may be compensated for such other services.
      SECTION 10.	Prior Agreements Superseded.
      This Agreement supersedes any prior agreement relating to
the subject matter hereof between the parties hereto.
      SECTION 11.	Notices.
      Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices.  Until
further notice to the other party, the address of each party to this Agreement for this purpose shall be 13455 Noel Road, Suite
800, Dallas, Texas  75240.
      SECTION 12.	Governing Law; Counterparts.
      This Agreement shall be construed in accordance with the
laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
      SECTION 13.	Miscellaneous.
      The Manager agrees to advise the Fund of any change of its membership (which shall mean its general partner) within a reasonable time after such change. If the Manager enters into a definitive agreement that would result in a change of control
(within the meaning of the 1940 Act) of the Manager, it agrees to give the Fund the lesser of sixty days' notice and such notice as is reasonably practicable before consummating the transaction.





      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

HIGHLAND CAPITAL MANAGEMENT, L.P.
By:  STRAND ADVISORS, INC., its general partner

By:  /s/ James D. Dondero
	Name:  James D. Dondero
	Title:  President


HIGHLAND FLOATING RATE ADVANTAGE FUND

By:  /s/ R. Joseph Dougherty
	Name:  R. Joseph Dougherty
	Title:  Senior Vice President


      A copy of the document establishing the Fund is filed with the Secretary of the Commonwealth of Massachusetts. This
Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Fund individually but only upon assets of the Fund.